EXHIBIT (H)(16)
                                                                 ---------------

                            B.C. ZIEGLER AND COMPANY
                            250 EAST WISCONSIN AVENUE
                                   SUITE 2000
                           MILWAUKEE, WISCONSIN 53202



                                  March 1, 2003



North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 2000
Milwaukee, Wisconsin 53202
Attn:  Board of Directors

           Re:    EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT

Ladies and Gentlemen:

           This is to confirm the commitment of B.C. Ziegler and Company, as investment adviser and distributor to the various mutual fund series of North Track Funds, Inc., to waive fees and/or reimburse expenses of the following funds so as to cap their annual operating expense ratios from March 1, 2003 through February 29, 2004 at the following levels:

           FUND                                         EXPENSE CAP
           ----                                         -----------
           Dow Jones U.S. Health Care 100 Plus Fund     1.25% (Class A)
                                                        2.00% (Class B and C)

           Dow Jones U.S. Financial 100 Plus Fund       1.25% (Class A)
                                                        2.00% (Class B and C)



                                        Very truly yours,

                                        B.C. ZIEGLER AND COMPANY

                                        By: /s/ Robert J. Tuszynski
                                            -----------------------------------
                                        Title:  Senior Managing Director
                                                -------------------------------